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                                                                 EXHIBIT 1.(f)

                             THE GLENMEDE FUND, INC.

                            ARTICLES SUPPLEMENTARY TO
                            ARTICLES OF INCORPORATION

         THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, at a meeting called for such purpose on June 7, 1994, adopted these Articles Supplementary reclassifying shares of the Common Stock of the Corporation.

         SECOND: The shares of Common Stock of the Corporation are reclassified as follows:

                                                          Number of Shares of
         Name of Class                                   Common Stock Allocated
         -------------                                   ----------------------
         Government Cash Portfolio....................
         Tax-Exempt Cash Portfolio....................        375,000,000
         Intermediate Government Portfolio............        250,000,000
         International Portfolio......................        225,000,000
         Equity Portfolio.............................        225,000,000
         Small Capitalization Equity Portfolio........        225,000,000
         Institutional International Portfolio........        200,000,000
         International Fixed Income Portfolio.........        225,000,000
         Model Equity Portfolio.......................        225,000,000
         Emerging Markets Portfolio...................         50,000,000

         THIRD: The shares of each series classified and allocated in Article Second hereof shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, including such priority in the assets and liabilities of such series as may be provided in such Articles.

         FOURTH: The shares of each series classified and allocated in Article Second hereof have been classified or reclassified by the Board of Directors of the Corporation under the authority contained in the Articles of Incorporation of the Corporation.

         IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles of Supplementary to be signed in its name and on its behalf this 30th day of September, 1994.

Attest:                                    THE GLENMEDE FUND, INC.

/s/ Patricia L. Bickimer                    /s/ John W. Church, Jr.
--------------------------                  -------------------------
Patricia L. Bickimer                        John W. Church, Jr.
Secretary                                   President
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         THE UNDERSIGNED, President of The Glenmede Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters in fact set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                     /s/ John W. Church, Jr.
                                     -----------------------------
                                     John W. Church, Jr.
                                     President